Exhibit 99.1

LifePoint Hospitals Reports First Quarter 2005 Results

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 27, 2005--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the first quarter ended March 31, 2005.
    In commenting on the first quarter results, Kenneth C. Donahey, chairman, president and chief executive officer of LifePoint Hospitals, said, "We are pleased with our solid results in the first quarter, which we consider an excellent start to the year. In addition, we expect the merger with Province Healthcare, which we completed on April 15, 2005, will further enhance our performance in 2005. This merger increases our network to 50 hospitals, approximately 5,285 licensed beds and combined 2004 pro forma revenues of approximately $1.9 billion. I am pleased to report that the integration process is proceeding according to plan, and we have a high degree of confidence that we will achieve our operational and financial objectives as the year unfolds."
    For the first quarter ended March 31, 2005, revenues from continuing operations were $275.9 million, up 11.5% from $247.5 million for the same period a year ago. Income from continuing operations for the quarter increased 7.2% to $26.0 million, or $0.64 per diluted share, compared with income from continuing operations of $24.2 million, or $0.61 per diluted share, for the prior-year period. Net income for the quarter increased 8.1% to $25.8 million, or $0.63 per diluted share, compared with net income of $23.9 million, or $0.60 per diluted share, for the prior-year period.
    The consolidated financial results for the first quarter ended March 31, 2005, reflect a 5.5% increase in total admissions from continuing operations and a 5.3% increase in equivalent admissions from continuing operations compared with the first quarter of 2004. On a same-hospital basis, total admissions from continuing operations increased 2.7% compared with the same period last year, and equivalent admissions from continuing operations increased 1.9% over the prior-year period.
    A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals' first quarter conference call will be available on line at www.lifepointhospitals.com and www.earnings.com on April 28, 2005, beginning at 2:00 p.m. Eastern Time.
    LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities, with 50 hospitals, approximately 5,285 licensed beds and combined pro forma revenues of approximately $1.9 billion in 2004. Of the combined 50 hospitals, 46 are in markets where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals' non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 18,000 employees.

    Important Legal Information

    This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint Hospitals' future results are beyond LifePoint Hospitals' ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint Hospitals, are not guarantees of performance of LifePoint Hospitals, and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors relating to the recent acquisition of Province Healthcare by LifePoint Hospitals include, without limitation, the possibility that (1) problems may arise in successfully integrating the businesses of LifePoint Hospitals and Province Healthcare; (2) the acquisition may involve unexpected costs; (3) the combined company may be unable to achieve cost-cutting synergies; (4) the businesses may suffer as a result of uncertainty surrounding the acquisition; and (5) the combined company may be subject to future regulatory or legislative actions. These forward-looking statements are also subject to other risks and uncertainties, including, without limitation, (i) reduction in payments to healthcare providers by government and commercial third-party payors, as well as changes in the manner in which employers provide healthcare coverage to their employees; (ii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by LifePoint Hospitals' corporate integrity agreement; (iii) the ability to manage healthcare risks, including malpractice litigation, and the lack of state and federal tort reform; (iv) the availability, cost and terms of insurance coverage; (v) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians and other healthcare professionals; (vi) the ability to attract and retain qualified management and personnel;
(vii) the geographic concentration of LifePoint Hospitals' operations;
(viii) the ability to acquire hospitals on favorable terms; (ix) the ability to operate and integrate newly acquired facilities successfully; (x) the availability and terms of capital to fund LifePoint Hospitals' business strategies; (xi) changes in LifePoint Hospitals' liquidity or indebtedness; (xii) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblowers investigations; (xiii) volatility in the market value of LifePoint Hospitals' common stock; (xiv) changes in general economic conditions in the markets LifePoint Hospitals serves; (xv) LifePoint Hospitals' reliance on information technology systems maintained by HCA Inc.;
(xvi) the costs of complying with the Americans With Disabilities Act; and (xvii) those risks and uncertainties described from time to time in LifePoint Hospitals' filings with the Securities and Exchange Commission (SEC), including those related to the acquisition. Therefore, LifePoint Hospitals' future results may differ materially from those described in this release. LifePoint Hospitals undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
    All references to "LifePoint Hospitals" as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

                      LIFEPOINT HOSPITALS, INC.
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            Dollars in millions, except per share amounts

                                             Three Months Ended
                                                  March 31,
                                      ------------------------------
                                           2005            2004
                                      --------------  --------------
                                      Amount   Ratio  Amount   Ratio

Revenues                               $275.9  100.0%  $247.5  100.0%

Salaries and benefits                   108.6   39.3     96.9   39.2
Supplies                                 36.2   13.1     32.1   13.0
Other operating expenses                 45.8   16.7     41.0   16.5
Provision for doubtful accounts          23.0    8.3     20.7    8.3
Depreciation and amortization            13.2    4.8     11.0    4.4
Interest expense, net                     2.5    0.9      3.4    1.4
ESOP expense                              2.7    1.0      2.3    0.9
                                      -------  -----  -------  -----
                                        232.0   84.1    207.4   83.7
                                      -------  -----  -------  -----
Income from continuing
 operations before minority
 interests and income taxes              43.9   15.9     40.1   16.3
Minority interests in earnings
 of consolidated entities                 0.3    0.1      0.3    0.2
                                      -------  -----  -------  -----
Income from continuing
 operations before income taxes          43.6   15.8     39.8   16.1
Provision for income taxes               17.6    6.4     15.6    6.3
                                      -------  -----  -------  -----
Income from continuing operations        26.0    9.4     24.2    9.8

Discontinued operations:
 Income (loss) from discontinued
  operations, net of income taxes         0.6    0.2     (0.3)  (0.1)
 Loss on sale of discontinued
  hospital, net of income taxes          (0.8)  (0.3)      --     --
                                      -------  -----  -------  -----
 Net loss on discontinued operations     (0.2)  (0.1)    (0.3)  (0.1)
                                      -------  -----  -------  -----

Net income                              $25.8    9.3%   $23.9   9.7%
                                      =======  =====  =======  =====

Earnings (loss) per share - basic:
 Continuing operations                  $0.69           $0.66
 Discontinued operations:
  Income (loss) from discontinued
   operations, net of income taxes       0.01           (0.01)
  Loss on sale of discontinued
   hospital, net of income taxes        (0.02)             --
                                      -------         -------
  Net loss on discontinued operations   (0.01)          (0.01)
                                      -------         -------

 Net income                             $0.68           $0.65
                                      =======         =======

Earnings (loss) per share - diluted:
 Continuing operations                  $0.64           $0.61
 Discontinued operations:
  Income (loss) from discontinued
   operations, net of income taxes       0.01           (0.01)
  Loss on sale of discontinued
   hospital, net of income taxes        (0.02)             --
                                      -------         -------
  Net loss on discontinued operations   (0.01)          (0.01)
                                      -------         -------

 Net income                             $0.63           $0.60
                                      =======         =======

                       LIFEPOINT HOSPITALS, INC.
            UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION
       Dollars and shares in millions, except per share amounts

                                                   Three Months Ended
                                                        March 31,
                                                    ----------------
                                                     2005      2004
                                                    -------  -------

Income from continuing operations                     $26.0    $24.2
Add: Interest on convertible notes,
 net of income taxes                                    1.7      2.0
                                                    -------  -------
Adjusted income from continuing operations             27.7     26.2
Net loss on discontinued operations                    (0.2)    (0.3)
                                                    -------  -------
                                                      $27.5    $25.9
                                                    =======  =======

Weighted average number of shares - basic              37.8     36.6
Add: Shares for conversion of convertible notes         4.7      5.3
       Other share equivalents                          0.9      1.0
                                                    -------  -------
Weighted average number of shares
 and equivalents - diluted                             43.4     42.9
                                                    =======  =======

Earnings (loss) per share - basic:
 Continuing operations                                $0.69    $0.66
 Discontinued operations:
  Income (loss) from discontinued
   operations, net of income taxes                     0.01    (0.01)
  Loss on sale of discontinued hospital,
   net of income taxes                                (0.02)      --
                                                    -------  -------
  Net loss on discontinued operations                 (0.01)   (0.01)
                                                    -------  -------

  Net income                                          $0.68    $0.65
                                                    =======  =======

Earnings (loss) per share - diluted:
 Continuing operations                                $0.64    $0.61
 Discontinued operations:
  Income (loss) from discontinued
   operations, net of income taxes                     0.01    (0.01)
  Loss on sale of discontinued
   hospital, net of income taxes                      (0.02)      --
                                                    -------  -------
  Net loss on discontinued operations                 (0.01)   (0.01)
                                                    -------  -------

 Net income                                           $0.63    $0.60
                                                    =======  =======


                       LIFEPOINT HOSPITALS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              In millions

                                                   March 31, Dec. 31,
                                                     2005      2004
                                                    -------  -------
                                                  (Unaudited)   (1)
                                ASSETS
Current assets:
 Cash and cash equivalents                            $94.2    $18.6
 Accounts receivable, less allowances for doubtful
  accounts of $108.7 and $103.6 at March 31, 2005
  and December 31, 2004, respectively                 120.8    112.0
 Inventories                                           25.5     25.3
 Assets held for sale                                    --     33.0
 Income taxes receivable                                 --      7.5
 Prepaid expenses                                       6.4      7.1
 Deferred income taxes and other current assets        27.3     24.3
                                                    -------  -------
                                                      274.2    227.8
Property and equipment:
 Land                                                  20.5     20.5
 Buildings and improvements                           396.8    385.4
 Equipment                                            345.9    342.0
 Construction in progress                              58.0     48.6
                                                    -------  -------
                                                      821.2    796.5
 Accumulated depreciation                            (307.4)  (295.4)
                                                    -------  -------
                                                      513.8    501.1

Deferred loan costs, net                                4.5      4.9
Intangible assets, net                                  3.1      3.3
Other                                                   7.8      5.8
Goodwill                                              144.5    144.4
                                                    -------  -------
                                                     $947.9   $887.3
                                                    =======  =======

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                     $28.9    $29.5
 Accrued salaries                                      28.1     31.2
 Liabilities held for sale                               --      0.3
 Income taxes payable                                   7.3       --
 Other current liabilities                             25.7     18.2
                                                    -------  -------
                                                       90.0     79.2

Convertible notes                                     221.0    221.0
Deferred income taxes                                  49.0     47.9
Professional and general liability claims
 and other liabilities                                 28.9     28.4

Minority interests in equity
 of consolidated entities                               1.3      1.3

Stockholders' equity:
 Preferred stock                                         --       --
 Common stock                                           0.4      0.4
 Capital in excess of par value                       353.7    332.6
 Unearned ESOP compensation                           (12.1)   (12.9)
 Unearned compensation on nonvested stock              (4.0)    (4.5)
 Retained earnings                                    248.6    222.8
 Treasury stock                                       (28.9)   (28.9)
                                                    -------  -------
                                                      557.7    509.5
                                                    -------  -------
                                                     $947.9   $887.3
                                                    =======  =======

(1)  Derived from audited financial statements.

                       LIFEPOINT HOSPITALS, INC.
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              In millions

                                                   Three Months Ended
                                                        March 31,
                                                    ----------------
                                                     2005     2004
                                                    -------  -------
Cash flows from operating activities:
 Net income                                           $25.8    $23.9
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Net loss on discontinued operations                  0.2      0.3
   Depreciation and amortization                       13.2     11.0
   ESOP expense                                         2.7      2.3
   Minority interests in earnings
    of consolidated entities                            0.3      0.3
   Deferred income taxes (benefit)                      0.9     (0.5)
   Reserve for professional and general
    liability claims, net                               0.4      2.7
   Tax benefit from employee stock plans                2.3      0.5
   Increase (decrease) in cash from operating
    assets and liabilities, net of effects from
    acquisitions and divestitures:
   Accounts receivable                                 (8.1)    (7.4)
   Inventories and other current assets                 2.9       --
   Accounts payable and accrued expenses                5.6      4.8
   Income taxes payable                                14.1     14.6
 Other                                                  0.8      0.6
                                                    -------  -------
     Net cash provided by operating
      activities - continuing operations               61.1     53.1
     Net cash used in operating
      activities - discontinued operations               --     (0.9)
                                                    -------  -------
     Net cash provided by operating activities         61.1     52.2
                                                    -------  -------

Cash flows from investing activities:
 Purchase of property and equipment                   (27.1)   (15.1)
 Acquisitions                                          (2.0)    (1.7)
 Proceeds from sale of discontinued hospital           32.5       --
 Other                                                 (0.4)    (0.3)
                                                    -------  -------
     Net cash provided by
      (used in) investing activities                    3.0    (17.1)

Cash flows from financing activities:
 Repayment under revolving credit facility               --    (20.0)
 Proceeds from exercise of stock options               10.6      1.6
 Other                                                  0.9      0.8
                                                    -------  -------
     Net cash provided by
      (used in) financing activities                   11.5    (17.6)

Change in cash and cash equivalents                    75.6     17.5
Cash and cash equivalents at beginning of period       18.6     20.6
                                                    -------  -------
Cash and cash equivalents at end of period            $94.2    $38.1
                                                    =======  =======

Interest payments                                      $0.5     $0.6
                                                    =======  =======

Income taxes paid, net                                 $0.6     $0.9
                                                    =======  =======

                       LIFEPOINT HOSPITALS, INC.
                         UNAUDITED STATISTICS

                                              Three Months Ended
                                                   March 31,
                                           -------------------------
                                                                %
                                            2005     2004    Change
                                           -------  -------  -------
Continuing Operations: (1)
Number of hospitals at end of period            29       28      3.6%
Licensed beds at end of period               2,688    2,671      0.6
Weighted average licensed beds               2,688    2,674      0.5
Average daily census                         1,180    1,117      5.6
Average length of stay                         4.1      4.1       --
Revenues ($ in millions)                    $275.9   $247.5     11.5
Revenues per equivalent admission           $5,551   $5,245      5.8
Equivalent admissions (2)                   49,709   47,188      5.3
Admissions                                  25,863   24,526      5.5
Outpatient factor (2)                         1.92     1.92       --
Outpatient surgeries                        19,344   18,604      4.0
Inpatient surgeries                          6,610    6,650     (0.6)
Emergency room visits                      111,320   98,882     12.6
Medicare case mix index                       1.19     1.16      2.6

Same-Hospital: (3)
Number of hospitals at end of period            28       28       --
Licensed beds at end of period               2,582    2,671     (3.3)
Weighted average licensed beds               2,582    2,674     (3.4)
Average daily census                         1,152    1,117      3.1
Average length of stay                         4.1      4.1       --
Revenues ($ in millions)                    $265.5   $247.5      7.2
Revenues per equivalent admission           $5,523   $5,245      5.3
Equivalent admissions (2)                   48,061   47,188      1.9
Admissions                                  25,176   24,526      2.7
Outpatient factor (2)                         1.91     1.92     (0.5)
Outpatient surgeries                        18,554   18,604     (0.3)
Inpatient surgeries                          6,368    6,650     (4.2)
Emergency room visits                      106,463   98,882      7.7
Medicare case mix index                       1.18     1.16      1.7

(1) Continuing operations excludes the operations of Bartow Memorial Hospital, which the Company classified as held for sale during the third and fourth quarters of 2004. The hospital was sold in March 2005.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue). The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) Same-hospital information includes 28 hospitals operated throughout both periods and excludes the operations of hospitals that the Company acquired after January 1, 2004, and Bartow Memorial Hospital, which the Company sold in March 2005. The costs of corporate overhead are excluded from same-hospital information.

                       LIFEPOINT HOSPITALS, INC.
                  UNAUDITED SUPPLEMENTAL INFORMATION
                          Dollars in millions

Adjusted EBITDA is defined as earnings before depreciation and amortization, interest expense, ESOP expense, minority interests in earnings of consolidated entities, income taxes and discontinued operations. Our management and Board of Directors use adjusted EBITDA to evaluate our operating performance and as a measure of performance for incentive compensation purposes. Our revolving credit facility uses adjusted EBITDA for numerous financial covenants. We believe adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with accounting principles generally accepted in the United States and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

                                           Three Months Ended
                                                 March 31,
                                      ------------------------------
                                          2005            2004
                                      --------------  --------------
                                      Amount   Ratio  Amount   Ratio
                                      -------  -----  -------  -----
Revenues                               $275.9  100.0%  $247.5  100.0%

Salaries and benefits                   108.6   39.3     96.9   39.2
Supplies                                 36.2   13.1     32.1   13.0
Other operating expenses                 45.8   16.7     41.0   16.5
Provision for doubtful accounts          23.0    8.3     20.7    8.3
                                      -------  -----  -------  -----
                                        213.6   77.4    190.7   77.0
                                      -------  -----  -------  -----
Adjusted EBITDA                         $62.3   22.6%   $56.8   23.0%
                                      =======  =====  =======  =====

The following table reconciles adjusted EBITDA as presented above to net income as reflected in the unaudited consolidated statements of operations:

                                                   Three Months Ended
                                                        March 31,
                                                    ----------------
                                                      2005     2004
                                                    -------  -------
Adjusted EBITDA                                       $62.3    $56.8

Less:
 Depreciation and amortization                         13.2     11.0
 Interest expense, net                                  2.5      3.4
 ESOP expense                                           2.7      2.3
 Minority interests in earnings
  of consolidated entities                              0.3      0.3
 Provision for income taxes                            17.6     15.6
 Net loss on discontinued operations                    0.2      0.3
                                                    -------  -------
Net income                                            $25.8    $23.9
                                                    =======  =======

    CONTACT: LifePoint Hospitals Inc., Brentwood
             Michael J. Culotta, 615-372-8512